SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-A

              For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or (g) of the
                       Securities Exchange Act of 1934

                 First Deposit National Bank on behalf of the
                     Providian Master Trust, formerly the
                          First Deposit Master Trust
               (Issuer in respect of the Providian Master Trust
                5.75% Asset-Backed Certificates, Series 1993-2
             Remarketed Asset-Backed Certificates, Series 1993-3
                6.90% Asset-Backed Certificates, Series 1994-1
            Floating Rate Asset-Backed Certificates, Series 1995-1
                6.05% Asset-Backed Certificates, Series 1995-2
           Floating Rate Asset-Backed Certificates, Series 1996-1)
              (Exact name of registrant as specified in charter)

     United States of America                           02-0118519
     ---------------------------                        -----------
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                     Identification No.)


            295 Main Street
         Tilton, New Hampshire                             03276
   ---------------------------------------                ----------
   (Address of principal executive offices)               (Zip Code)

If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box.
                  _____

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box.

                                                        _____

Securities to be registered pursuant to Section 12(b) of the Act:

               None.

Securities to be registered pursuant to Section 12(g) of the Act:

              $750,500,000 aggregate principal amount of Providian Master Trust Floating Rate Senior Asset Backed Certificates, Series 1996-1 with an expected final payment date of June 15, 2003.

Item 1.       Description of the Registrant's Securities to be Registered
              -----------------------------------------------------------
              For a description of the Providian Master Trust $750,500,000 Floating Rate Senior Asset Backed Certificates, Series 1996-1 ("Series 1996-1 Senior Certificates"), reference is hereby made to the description of the Series 1996-1 Senior Certificates contained in the Prospectus and Prospectus Supplement filed by the registrant pursuant to Rule 424(b) under the Securities Act and incorporated herein by reference to the registrant's Registration Statements on Form S-3
              (File Numbers 33-99462 and 333-22131). (See in particular "Description of Certificates" in the Prospectus and "Series Provisions" in the Prospectus Supplement).

Item 2.       Exhibits
              ---------

       4.1    Form of Series 1996-1 Certificate (included within Exhibit
              4.5)

       4.2 Pooling and Servicing Agreement dated as of June 1, 1993 (incorporated by reference to Exhibit 4.1 to the issuer's Registration Statements on Form S-3 File Numbers 33-84844 and 333-22131).

       4.3 Amendment No. 1 dated as of August 1, 1994 to the Pooling and Servicing Agreement (incorporated by reference to Exhibit 4.3 to the issuer's Registration Statement on Form S-3 File Number 34-84884).

      4.4 Amendment No. 2 dated as of June 1, 1995 to the Pooling and Servicing Agreement (incorporated by reference to the issuer's report on Form 8-K filed on June 24, 1995).

      4.5 Amendment No. 3 dated as of March 1, 1997 to the Pooling and Servicing Agreement (incorporated by reference to the issuer's report on Form 8-K filed on March 17, 1997).

      4.6 Form of Series 1996-1 Supplement (incorporated by reference to the issuer's report on Form 8-K filed on July 16, 1996).


                                  Signatures

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on behalf of the Providian Master Trust by the undersigned hereunto duly authorized.

                                   PROVIDIAN MASTER TRUST

                                   By:  FIRST DEPOSIT NATIONAL BANK,
                                        Servicer

                                   By:  /s/ David J. Petrini
                                       --------------------------------
                                        David J. Petrini
                                        Senior Vice President and Chief
                                        Financial Officer


Date:  March 26, 1997